Doral Energy Corp. closes $40,000,000 Business Merger; Changes Name to Cross Border Resources; Provides Operational Update on Emerging Bone Spring Play in Southeastern New Mexico

Cross Border Resources, Inc. (formerly “Doral Energy Corp.”)(“Cross Border Resources”, “Doral”, or the “Company”) is pleased to announce the completion of the business combination between Doral Energy Corp. and the Pure Energy Group. The Pure Energy Group consisted of Pure Gas Partners II, L.P. (“Pure L.P.”) and Pure Energy Group, Inc., a wholly owned subsidiary of Pure L.P. (“Pure Sub”). Effective January 4, 2010, the combined entity has changed its’ name to Cross Border Resources, Inc. The Company will continue to trade under the ticker symbol DRLYD until January 24, 2011, after which the Company expects FINRA to assign the Company a new ticker symbol to reflect the Company’s new name. Cross Border Resources will also maintain Pure Energy’s existing credit facility with Texas Capital Bank and will seek to amend the terms of the facility in the near future in order to properly reflect the newly combined assets of the Company. Additionally, the Company has relocated its’ corporate offices to San Antonio, Texas while maintaining an operational field office in Midland, Texas.

To complete the combination of Doral and the Pure Energy Group, Pure L.P. transferred all of its oil and gas assets to Pure Sub. Doral then acquired Pure Sub in exchange for the issuance to Pure L.P. of 9,981,536 shares of Doral common stock in addition to the assumption of $4,050,000 in subordinated debentures, as well as the assumption of the Pure Energy Group’s existing senior debt of $1,600,000 held by Texas Capital Bank. After the closing of this transaction, Cross Borders Resources has an authorized capital consisting of 36,363,637 shares of common stock, with 12,453,080 shares currently issued and outstanding.

Company Overview

Cross Border Resources, Inc. is an oil and gas exploration company resulting from the business combination of Doral Energy Corp. and the Pure Energy Group, effective January 4, 2011. Cross Border Resources owns rights to over 800,000 gross (270,000 net) mineral and lease acres within the state of New Mexico. Over 26,000 of these net acres exist within the prolific Permian Basin. Unlike most E&P organizations, 99% of the Company’s acreage consists of either owned mineral rights or leases held by production. Current net production to the Company is approximately 300 BOEPD.

Current development of Cross Border Resources’ acreage is focused on their prospective Bone Spring acreage located in the heart of the 1st and 2nd Bone Spring play. This play encompasses approximately 4,390 square miles across both New Mexico and Texas. Cross Border Resources currently owns varying, non-operated working interest in both Eddy and Lea Counties, New Mexico, along with their working interest partners that include Cimarex, Apache, and Mewbourne, who all having significant footprints within this play.

Additional development is currently underway on the well established Abo, Yeso, and San Andres plays within the Company’s acreage with the Company’s other working interest partners, Concho Resources and Cimarex. Cross Border Resources currently has a robust drilling inventory across these formations with varying non-operated working interests ranging from 3%-90%.

As of July 31, 2010, Cross Border Resources’ 3rd Party SEC Total Proved Reserves are 1,823,333 Barrels of Oil Equivalent with a PV 10 of $17,218,000.

	Proved	Proved
	Developed	Developed Non-	Proved
	Producing	Producing	Undeveloped	Total Proved
Net Reserves to Evaluated
Interest:
Oil, MBBL	320	62	1,060	1,442
Gas, MMCF	1,490	456	342	2,288

Future Net Revenue, M$
Before Ad Valorem and
Severance Taxes	30,499	6,652	75,958	113,109

Ad Valorem and Severance Taxes, M$	2,178	476	5,383	8,037

Operating Costs, M$	8,916	1,393	20, 529	10,309

Capital Costs, M$	0	360	24,691	25,051

Future Net Revenue:
Undiscounted M$	19,404	4,423	25,356	49,183

Discounted per Annum At 10 percent, M$	11,456	1,089	4,673	17,218

Officers and Directors

Cross Border Resources management team will consist of the following three members:

Everett Willard Gray, II – Chairman and Chief Executive Officer

Mr. Gray is a seasoned executive who has been the company’s Chairman and CEO since December 10, 2008. He has been extensively involved in entrepreneurial ventures in oil field production as an angel investor and advisor/consultant to exploration and production start ups. Mr. Gray also has a diverse background gained from sales and marketing positions with a number of Fortune 500 companies, including Prudential Financial, Pharmacia Corp., Medtronic Inc., and Guidant Corporation.

In April 2007, Mr. Gray founded WS Oil and Gas Limited, which provides merger and acquisition and capital raising consulting services to businesses in the energy sector. From August 2006 to March 2007, Mr. Gray was the CEO and President of Well Renewal Inc., a micro-cap exploration and production company. Mr. Gray was also a director of Well Renewal Inc. from April 2006 to March 2007. From July 2002 to July 2006, Mr. Gray worked as a sales representative for, in turn, Medtronic Inc., Guidant Corporation and Fox Hollow Technologies Inc.

Mr. Gray received his B.S. in Business Management from Texas State University. While attending Texas State, Mr. Gray was a member of the golf team, earning Southland Conference All-Academic Honors, as well as being a member of the Southland Conference Golf Championship team. Mr. Gray was born and raised in Midland/Odessa where he currently resides.

P. Mark Stark - Chief Financial Officer and Treasurer.

Mr. Stark has 25 years of experience at the Chief Financial Officer level in energy, agribusiness, commercial real estate and manufacturing/distribution. Mr. Stark has in-depth experience in the complete management of NYSE-listed and NASDAQ-listed company activities including the preparation and execution of initial public offerings, secondary equity, and debt offerings. Duties and functions performed by Mr. Stark have included analyst guidance, disclosure policies, procedures, investor relations, and SEC reporting, including SOX implementation.

From 2003 to 2009 he served as Vice President, Chief Financial Officer and Treasurer for TXCO Resources, Inc. (“TXCO”), an oil and gas company. From 2000 to 2003 Mr. Stark held the office of Chief Financial Officer for Venus Exploration Inc. (NASDAQ: VENX), an oil and gas company. From 1995 to 1998 he was Chief Financial Officer of Dawson Production Services Inc. (NYSE: DPS), a company engaged in the business of providing oil field services. During his tenure with Dawson, he managed the acquisition of 15 companies totaling approximately $200 million in revenues. Since 2009, Mr. Stark has acted as an independent consultant and advisor on financial matters. Mr. Stark is highly experienced in cash management; debt management & banking relations; risk management & insurance; long range planning & forecasting; mergers, acquisitions & divestitures; financial reporting & general accounting; real estate; corporate & personal tax pension plan administration; financial & feasibility analysis; and budgeting & profit planning.

He received a Bachelor of Business Administration from the University of Texas at Austin and a MBA from Southern Methodist University.

Lawrence J. Risley - President, Chief Operating Officer and Director.

Mr. Risley has over 30 years of energy industry experience in exploration, production, and operations areas. He has practical working knowledge in Gulf Coast, East Texas, Appalachian, Illinois, and Permian basins in management roles as well as an individual contributor. Mr. Risley has served as Chief Operating Officer of Pure Energy Group, Inc. since 2004, where he has been responsible for building investor value through acreage trades and acquisitions and drilling activities. At Pure, Mr. Risley has been responsible for deploying capital investments into active development of Pure’s acreage positions. He held the position of Vice President of Exploration and Production for North Coast Energy from 2002 to 2004 where he was responsible for delivering reserves production and value growth for an Appalachian focused exploration and production company that operated nearly 4,000 wells. He was employed with Chevron/Texaco from 1978 to 2000.

Mr. Risley obtained his Bachelors and Masters Degrees in Geology from State University of New York at Oneonta. Mr. Risley is a member of the American Association of Petroleum Geologists, the New Mexico Oil and Gas Association, the Permian Basin Geologic Society, the South Texas Geologic Society and the Houston Geologic Society.

Additionally, the Company has expanded their Board of Directors to five members, which , in addition to Mr. Gray and Mr. Risley, includes three fully independent directors:

Richard F. LaRoche Jr. – Independent Director

Mr. LaRoche served 27 years with National HealthCare Corporation (“NHC”) as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as a Board member since 2002. Mr. LaRoche serves as a director of Lodge Manufacturing Company and Pure (both privately held). He also served on the boards of National Health Investors, Inc. from 1991 through 2008, National Health Realty, Inc. from 1998 through 2007 and Trinsic, Inc. from 2004 through 2006. He serves on NHC’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

He has a law degree from Vanderbilt University (1970) and an A.B. degree from Dartmouth College (1967).

John W. Hawkins – Independent Director

Mr. Hawkins has over 30 years experience in management and accounting for NYSE listed companies. He is currently served as interim CFO of Pure and Aztec Energy Partners, funds, an oil and gas investment partnership. He retired as VP-Treasurer of Dillard Department Stores after 28 years of service. As VP-Treasurer of Dillard’s, he managed the treasury department, assisted with the annual audits, managed payroll department, tax department, accounts payable department, worker’s compensation and general liability department, and the employee benefits department. He was one of the 401(k) and pension plan administrators. He was heavily involved in the acquisition of 16 companies totaling approximately $2.5 billion in revenue.

Mr. Hawkins received a BBA with a major in accounting from Midwestern University.

He has served on the board of directors of the Self Insurance Institute of America, Ronald McDonald House of Little Rock, Texas Self Insured Association and as chairman of the advisory board of Certergy Inc.

Brad E. Heidelberg – Independent Director

Mr. Heidelberg has been on the Board of Directors since June 4, 2010. He is a practicing independent oil and gas attorney, located in Midland, Texas where he has practiced for the past five years. His current practice focuses on title assessment for both lease acquisitions as well as drilling opinions. Previously, he was an assistant district attorney in Midland, County, Texas from 2000-2003. Mr. Heidelberg was born and raised in Midland, Texas where he currently resides with his wife and two children

He has a law degree from Texas Tech University (2000) and a B.S. degree from Texas A&M University (1997). While attending Texas A&M University, He was a member of the Texas A&M University Rodeo Team from 1994-1997. Additionally, Mr. Heidelberg was inducted into the Alpha Zeta Honor Fraternity, while attending Texas A&M University, in 1997.

Operational Update

Cross Border Resources currently has over 25 wells that are anticipated to be drilled and completed within 2011 (this figure does not reflect any anticipated M&A activity and may be subject to upward revision by management). Of the 25 wells in which Cross Border Resources anticipates participating in 2011, 12 are 2nd Bone Spring horizontals representing 38% of the Company’s projected 2011 capex and 9 are Abo horizontals representing 42% of the Company’s projected 2011 capex. In 2010, the Pure Energy Group participated in the drilling and completion of multiple wells. These wells are broken out by county below:

Eddy County, New Mexico

Well Name	Formation	Operator	Working Interest	IP (30 day Average)
Grave Digger #1H	Yeso	Concho Resources	5.64%	172 BOPD *
Grave Digger #2H	Yeso	Concho Resources	5.64%	161 BOPD, 74 MCFD**
Parkway 11 St. Com #1H	2nd Bone Spring	Cimarex	21.88%	273 BOPD, 584 MCFD
Parkway 11 St. Com #2H	2nd Bone Spring	Cimarex	21.88%	Currently Completing

*Grave Digger #1H paid out investment in 4 months averaging over 370 bopd
**Grave Digger #2H average production is for the first 15 days; then shut-in by gas gatherer DCP for Artesia plant maintenance and expansion

There are 5 additional 2nd Bone Spring Horizontal wells that have been permitted thus far with expectations of 4 to be drilled in 2011 by both Cimarex and Mewbourne

Lea County, New Mexico

Well Name	Formation	Operator	Working Interest	IP (30 day average)
KSI 22 Fed #1H	2nd Bone Spring	Devon	3.00%	Approved AFE/Anticipate Q1 2011 spud date

There is one additional 1st Bone Spring /Delaware well that has been permitted thus far with expectations to be drilled in 2011.

Chaves County, New Mexico

Well Name	Formation	Operator	Working Interest	IP (30 day average)
Full Moon 29 #1	San Andres	Read and Stevens	4.69%	Currently Completing
Leo 3 Fed Com. #1H	Abo	Concho Resources	6.25%	Approved AFE/Anticipate Q1 2011 spud date

Management Comments

Mr. E.W. Gray II stated, “ We are pleased to announce to the investors of both Doral Energy and the Pure Energy Group that the business combination of both of our entities is now complete. The Company’s experienced management team has worked diligently to provide Cross Border Resources shareholders a platform to capitalize on the current Bone Spring trend, as well as, a means to further exploit the company’s asset base within the Abo, Yeso, and San Andres formations. In addition, Cross Border Resources will pursue opportunities to seek additional non-operated opportunities within the Permian Basin that will produce accretive value to shareholders. Ultimately, Cross Border Resources main objective will to become the premier non-operated working interest owner in the various emerging plays within the Permian Basin, in addition to participating in more conventional plays to provide a balanced oil and gas portfolio to shareholders. Management looks forward to continuing to provide further updates to shareholders from both an operational and organization standpoint and will continue to build upon our existing foundation to potentially expand shareholder value in 2011 and beyond. ”

The new website for Cross Border Resources is now www.crossborderresources.com which will be fully operational on January 17, 2010. In the interim, please feel free to contact investor relations for any immediate questions.

C. K. Cooper & Company served as financial advisor in this transaction.

Forward Looking Statements

This news release contains forward-looking statements that are not historical facts and are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include fluctuations in oil and gas prices, misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for drilling participation, breach by parties with whom the Company has contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in the Company's filings with the Securities and Exchange Commission, which can be found at www.sec.gov.

Contact:

Cross Border Resources Corp.
Brad Holmes, Investor Relations
(713)654-4009 - office
(713)304-6962 - cell
b_holmes@att.net

Company Headquarters:
Cross Border Resources Corp
22610 US Highway 281 N.
Suite 218
San Antonio, Texas 78258
(210) 226.6700 Office
(888) 900.1168 Fax

Midland Office:
Cross Border Resources Corp
3300 N. “A” Street
Bldg 2, Suite 218
Midland, Texas 79705
(432) 789.1180 Office
(888) 900.1168 Fax